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                                                                    EXHIBIT 10.1

                         W.F. CHESLEY REAL ESTATE, INC.
                        2200 DEFENSE HIGHWAY, SUITE 101
                             CROFTON, MARYLAND 21114
                              Phone (301) 261-6700

      On 7 day of July, 2004;
THIS LEASE is entered into by and between Ridgely I, LLC (hereinafter "Landlord") and Old Line Bank (hereinafter "Tenant"), for the term, at the rental and subject to and upon all of the terms, covenants and agreements hereinafter set forth.

1.    PREMISES

      1.1 PREMISES. Landlord hereby leases to Tenant and Tenant hereby rents from Landlord those certain Premises located at 1641 Rt 3 North, situated in the City of Crofton, County of Anne Arundel, State of Maryland as shown on Exhibit A hereto. The Premises are approximately 37.5 feet in frontage by 68 feet in depth, containing approximately 2420 square feet of floor area.

      Landlord hereby lets and demises unto Tenant, and Tenant hereby rents, hires and takes of and from Landlord, for the term, upon the provisions, covenants and conditions herein set forth, that certain building or portion of a building (herein referred to as the "Premises"), located within the area delineated in red on Exhibit "A" hereof, entitled "Description of Premises". The Premises are situated on a portion of that certain real property (herein referred to as the "Office and Retail Center") situated in the County of Anne Arundel, State of Maryland, and are located within the Office and Retail Center as depicted on Exhibit "C" hereof, entitled "Plot Plan". Copies of the aforesaid Exhibit "A" and "C" are attached hereto, incorporated herein, and by this reference made a part of this Lease. Landlord makes no representations or warranties of any kind or nature as to the size, location, or time of construction of any structures (other than the Premises) shown on Exhibit "A". Landlord hereby reserves the right at any time and from time to time to make alterations or additions to the Premises, to build additional stories on the building in which the Premises are contained, and to build adjoining the same, and to install, maintain, use, repair and replace, pipes, ducts, conduits and wires, leading through, under or over the premises, in locations serving other parts of the Office and Retail Center, which will not commercially interfere with Tenant's use of the Premises. Landlord also reserves the right to enlarge the area of the Office and Retail Center by acquisition or leasehold, to construct other buildings or improvements in the Office and Retail Center, from time to time, to make alterations thereof or additions thereto, to build additional stories on any such building or buildings, to build adjoining same, and to construct doubledeck, subterranean or elevated parking facilities.

      It is understood and agreed that the depiction of the Office and Retail Center in Exhibit "C" hereof, and the location of the Premises in the Office and Retail Center as shown on Exhibit "A" hereof, shall be subject to such changes as may be certified by Landlord's architect as necessary for engineering or architectural purposes for the construction of other improvements to be constructed hereon. Any such changes so certified shall not invalidate this Lease, and the description and location of the Premises as set forth in Exhibits "C" and "A" hereof, respectively, shall be deemed to have been expressly modified and amended herein in accordance with such changes.

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      1.2 IMPROVEMENTS. The obligations of Tenant to perform the work and supply material and labor to prepare the Premises for occupancy are set forth in detail in Exhibit B hereto. Tenant shall expend all funds and do all acts required of them in Exhibit B and shall have the work performed promptly and diligently in a first-class workmanlike manner. Any work to be performed by Landlord, if any, shall be shown on Exhibit B.

      The Landlord shall complete certain interior improvements which shall include the HVAC system with trunk duct line. The Landlord shall further provide a 200 amp electrical panel, fire rated party walls with a prime coat of paint, finished concrete floors and fire rated barrier at ceiling. All fire rating shall be in accordance with Anne Arundel County Code. Landlord shall further install a one-half bath, one front entrance door and one rear exit door. The cost of all other interior improvements, including labor and material, shall be borne by the Tenant and installed at the Tenant's direction in a first-class workmanlike manner. These improvements shall include, but are not limited to, floor covering, drop ceiling, interior partitioning, wall covering, additional plumbing, electrical or HVAC duct system or equipment. See Page 2B

2.    TERM * See Below

      The lease term shall be ten (10) full calendar years, plus the partial year in which the rental commences. The parties hereto acknowledge that certain obligations under various provisions hereof may commence prior to the lease term (for example, construction, indemnity, liability insurance, and others), and the parties agree to be bound by such provisions prior to the commencement of the lease term.

3.    BASE RENT

      Tenant agrees to pay to Landlord as Base Rent, without notice or demand, the monthly sum of Six Thousand Three Hundred Fifty-Two & 50/100 ($ 6,352.50) in advance on or before the first day of each and every month during the term hereof, except: that the first month's rent shall be paid upon the execution of this Lease. The rental shall commence (check applicable box):

___ On       , if the Premises are being leased in their "as is" condition or subject to such incidental work as is to be performed by Landlord prior to said date (this work, if any, to be set forth in the attached Exhibit B and in this latter event, the rental shall commence on said date only if Landlord shall have completed said work).

x 120 days after completion of Landlord's work as set forth in the attached Exhibit B or when the Tenant opens for business whichever is sooner. Landlord agrees that it will, at its sole cost and expense and as soon as is reasonably possible, commence and pursue to completion the improvements to be erected by Landlord as shown on the attached Exhibit B. The term "substantial completion of the Premises" shall mean the date on which Landlord notifies Tenant in writing that the Premises are substantially complete to the extent of Landlord's work specified in Exhibit B, with the exception of the work that Landlord cannot complete until Tenant performs necessary portions of its work or notifies Landlord of the selection of certain of its choices, if applicable. Tenant shall commence the installation of its fixtures and equipment; and any of Tenant's Work as set forth in Exhibit B, promptly upon substantial completion of Landlord's Work in the Premises and shall diligently prosecute such installation to completion and shall open the Premises for business not later than the expiration of said ten day period. See Page 2A

* This Lease will automatically renew for three (3) additional terms of five (5) years unless the bank gives notice of its intention to allow the Lease to expire no less than 180 days prior to the end of the initial term or any renewed term. All terms and conditions of the original lease to continue in full forge and effect during any renewal term.

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Landlord and Tenant acknowledge that the premises that are the subject of this
Lease Agreement are subject to construction and expect a commencement date of approximately February 1, 2005. All Parties acknowledge that the commencement date is subject to the construction schedule of the addition to an existing shopping center that can vary substantially based on weather, permitting, engineering and contractors. Under any circumstances, the lease shall not commence until the Landlord has completed the Landlord's construction of the addition as well as any other Landlord work required under the lease agreement, and the Tenant has opened for business.

If the premises are not fully ready for the Tenant to open for business by December 31, 2005, at the latest, the Tenant at it's sole option, shall have the right to terminate this lease without any responsibility to the Landlord.

If Landlord has not obtained the building permit for the construction of the premises by August 1, 2005, either Party may terminate this Lease Agreement by giving the other written notice.

This Lease is conditioned upon the approval of it by the Board of Directors of Old Line Bancshares Inc., and all Regulatory Approval required by State and Federal law, on or before Nov 1, 2004.

                                       2A
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Landlord will install a drive through canopy and curb. Tenant will be responsible for any teller window, mechanical equipment and tubing for the use of the space described in the lease agreement. Tenant shall have the right to install an ATM banking machine at the location shown on the attached plat, as per the terms contained in Exhibit D.

                                       2B
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      Rent for any period which is for less than one (1) month shall be a prorated portion of the monthly installment herein based upon a thirty (30) day month. Said rental shall be paid to Landlord, without deduction or offset, in lawful money of the United States of America and at such place as Landlord may from time to time designate in writing.

5.    RENTAL ADJUSTMENTS.

      5.1   REAL ESTATE TAXES.

      In case of any increase, in any tax year during the term of this lease, of the taxes on the land, buildings or improvements payable by the Landlord with respect to the building in which the leased premises are located (by increase in assessment or in tax rate or special assessment) over the amount of such taxes due and payable in the 2004/2005 tax year, then the Tenant shall pay the Landlord as additional rent, within thirty (30) days after such tax or installment thereof shall be due and payable by the Landlord, an amount equal to the tax increase multiplied by a fraction, the numerator of which shall be the number of square feet of floor space in the leased premises and the denominator of which shall be the total number of square feet in said building. In the event the office of County Assessor does not fully assess the building in which demised premises are located for the tax year 2004/2005 as aforestated, the Tenant's increase in taxes shall not become effective until there is an increase in taxes over and above the first year for which there is a full assessment or both land and improvements. This amount shall not be part of the base rent for purposes of the Base Rent Adjustment.

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      5.2   BASE RENT ADJUSTMENT.

      Upon each anniversary date of the commencement of the rental payments of this Lease, the Base Rent shall be changed to reflect an increase of 2.5% over the previous year's base rental rate.

      5.3   OTHER CHARGES.

      In addition to the rental otherwise provided in this Lease, and as of the commencement of the obligation to pay Base Rent, Tenant shall pay to Landlord the following items, herein called Adjustments, that percentage of the total cost of the following items as Tenant's total floor area bears to the total floor area of the Office and Retail Center:

            (i) All coats to supervise and administer, maintain and operate parking lot lighting.

            (ii) Any parking charges, utilities surcharges, or any other costs levied, assessed or imposed by or at the direction of or resulting from statutes or regulations or interpretations thereof, promulgated by any governmental authority in connection with the use or occupancy of the Premises or the parking facilities serving the Premises.

6.    PERSONAL PROPERTY TAXES

      Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon or measured by the value of its business operation or its furniture, fixtures, leasehold improvements, equipment and other property of Tenant at any time situated on or installed in the Premises by Tenant. If at any time during the term of this Lease any of the foregoing are assessed as a part of the real property of which the Premises are a part, Tenant shall pay to Landlord upon demand the amount of such additional taxes as may be levied against said real property by reason thereof as reasonably apportioned by Landlord.

7.    USE

      7.1 USE. Tenant shall use the Premises for Banking.

      7.2 SUITABILITY. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the premises of the suitability of the premises or

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the Office and Retail Center for the conduct of Tenant's business, nor has
Landlord agreed to undertake any modification, alteration or improvement to the Premises except as provided in this Lease. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises were at such time in satisfactory condition unless within fifteen (15) days after such date Tenant shall give Landlord written notice specifying in reasonable detail the respects in which the Premises or the building were not in satisfactory condition.

         7.3      USES PROHIBITED.

                  A. Tenant agrees that it will not use or permit any person to use the Premises for a second-hand store, auction, distress or fire sale or bankruptcy or going-out-of-business sale (whether or not pursuant to any insolvency proceedings), or for any use or purpose in violation of any governmental law or authority. Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations and requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not relating to or affecting the condition, use of occupancy of the Premises or not related or afforded by Tenant's improvements or acts. The judgment of any court of competent jurisdiction, the indictment by a Grand Jury or the State or Federal Prosecution for any unlawful use of the premises or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between Landlord and Tenant.

                  B. Tenant may not display or sell merchandise or allow carts, portable signs, devices or any other objects to be stored or to remain outside the defined exterior walls and permanent doorways of the Premises. Tenant further agrees not to install any exterior lighting, amplifiers or similar devices or use in or about the Premises any advertising medium which may be heard or seen outside the Premises, such as flashing lights, searchlights, loudspeakers, phonographs or radio broadcasts.

                  C. Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing rate or affect any fire or other insurance upon the Premises or any building of which the Premises may be a part or any of its contents (unless Tenant shall pay any increased premium as a result of such use or acts), or cause a cancellation of any insurance policy covering the Premises or any building of which the Premises may be a part or any of its contents, nor shall Tenant sell or permit to be kept, used or sold in or about the Premises any articles which may be prohibited by a standard form policy of fire insurance.

                  D. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the building of which the Premises may be part or any other building in the Office and Retail Center, or injure or annoy them, or use or allow the Premises to be used for any unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or allow to be committed any waste in or upon the Premises. Tenant shall keep the Premises in a clean and wholesome condition, free of any pests, objectionable noises, odors or nuisances.

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8.       UTILITIES

         Tenant agrees to pay for all water, gas, power and electric current and all other utilities supplied to the Premises. If any utilities are furnished by Landlord, then the rates charged to Tenant shall not exceed those of the local public utility company if its services were furnished directly to Tenant, and shall not be less than its pro rata share of any jointly metered service as reasonably determined by Landlord. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service being furnished to the Premises.

9.       MAINTENANCE AND REPAIRS; ALTERATIONS AND ADDITIONS; FIXTURES

         9.1      MAINTENANCE AND REPAIRS

                  A. REPAIRS BY LANDLORD. Landlord shall repair and maintain the structural portion of the Premises, including exterior walls and roof but excluding windows, plate glass and doors, unless such maintenance or repair is caused in whole or in part by the neglect, fault or omission of Tenant, its agents, employees or invitees, or by unauthorized breaking and entering, in which event Tenant shall pay to Landlord the cost of such maintenance and repair. Landlord shall have no obligation to repair until a reasonable time after the receipt by Landlord of written notice of the need for repairs. Unless otherwise specifically provided in this lease, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises, the building or the Office and Retail Center. Tenant waives the provisions of any law permitting Tenant to make repairs at Landlord's expense. Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant as a result of performing any such work or by reason of

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undertaking the repairs required by Section 10.1A above.

                  B. REPAIRS BY TENANT. Tenant shall maintain in good order, condition and repair the interior of the Premises, including all heating and electrical equipment, any air conditioning equipment (and if there is an air conditioning system, Tenant shall pay W. F. Chesley Real Estate, Inc. Property Management for a service contract for repairs and maintenance of said system to conform to the terms or requirements of any warranty which may be in effect) and plumbing and sprinkle systems installed therein, and the improvements and equipment installed by Tenant in the Premises, and shall replace all broken glass, including plate glass and exterior show windows, and repair any broken doors. Tenant shall make all other repairs, whether of alike or different nature, except those which Landlord is specifically obligated to make under the provisions of Section 10.1A above. Further, Tenant will insure the risk of the maintenance of the plate glass and exterior show windows.

                  C. TENANT'S FAILURE TO MAINTAIN. In the event Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Tenant notice to do such acts as are reasonably required so to maintain the Premises. In the event Tenant fails promptly to commence such work or diligently prosecute the same to completion, Landlord may but is not obligated to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest at twelve percent (12%) per annum from the date of such work.

                  D. CONDITION UPON EXPIRATION OF TERM. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in good broom clean condition, ordinary wear and tear and damage by causes beyond the reasonable control of Tenant only excepted. Tenant shall indemnify Landlord against any loss or liability resulting from delay by Tenant in so surrendering the Premises including without limitation any claims made by any succeeding tenant founded on such delay.

         9.2      ALTERATIONS AND ADDITIONS

                  A. Tenant shall not make any alterations or additions to the Premises without Landlord's prior written consent. All alterations, additions, and improvements made by Tenant to or upon the Premises, except counters or other removable trade fixtures, shall at once when made or installed be deemed to have attached to the freehold and to have become the property of Landlord; provided, however, if prior to termination of this Lease, or within fifteen (15) days thereafter, landlord so directs by written notice to Tenant, Tenant shall promptly remove the additions, improvements, fixtures, trade fixtures and installations which were placed in the Premises by Tenant and which are designated in said notice and shall repair any damage occasioned by such removal and in default thereof Landlord may effect said removal and repairs at Tenant's expense.

                 B. Before commencing any such work or construction in or about the Premises, Tenant shall notify Landlord in writing of the expected date of commencement thereof. Landlord shall have the right at any time and from time to time to post and maintain on the Premises such notices as Landlord deems necessary to protect the Premises and Landlord from mechanics' liens, materialmen's liens, or any other liens.

         9.3      INSTALLATION OF FIXTURES

                  It is mutually agreed that in order to expedite the

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commencement of Tenant's business in the Premises, Tenant may enter upon the
Premises for the purpose of installing trade fixtures and furnishings during the construction period, provided that such activity on the part of Tenant shall be done only in such manner as not to interfere with construction and that Landlord shall not be liable to Tenant for damage to or loss of such fixtures, equipment or furnishings, Tenant accepting the full risk for such damage or loss, if any. Tenant shall pay for all utilities consumed by Tenant or its contractors in preparing the Premises for the opening of Tenant's business.

         9.4      JANITORIAL SERVICE

         Tenant shall at his cost arrange for the interior cleaning of the leased premises, including interior windows, dusting, waxing and/or carpet cleaning. Tenant further shall provide and maintain a dumpster at the exterior of the building or pay his proportionate share of the cost of a dumpster provided by the Landlord. If Tenant does use the dumpster provided by the Landlord, Tenant's costs for this service shall be paid monthly with the regular rental payment and the cost shall be adjusted as the Landlord's costs are adjusted by the company providing the dumpster service.

10.      ENTRY BY LANDLORD

         Landlord, its agents, employees, or mortgagee may enter the Premises at all reasonable times for the purpose of exhibiting the same to prospective purchasers or tenants, so long as it does not violate banking laws, Federal & State laws.

         Tenant hereby grants to Landlord such licenses or easements in and over the Premises or any portion thereof as shall be reasonably required for the installation or maintenance of mains, conduits, pipes or other facilities to serve the Office and Retail Center or any part thereof.

         Landlord, its agents and employees, shall have free access to the Premises during all reasonable hours for the purpose of examining the same to ascertain if they are in good repair and to make reasonable repairs which Landlord may be required or permitted to make hereunder.

11.      LIENS

         Tenant shall keep the Premises and the property in which the Premises are situated free from any liens arising out of any work performed, materials furnished, or obligations incurred by or on behalf of Tenant.

12.      INDEMNITY

         12.1     INDEMNITY.

                  Tenant shall indemnify and hold harmless Landlord from and against any and all claims arising from Tenant's use of the Premises or the conduct of its business or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises, and shall further indemnify and hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or negligence of Tenant or any of its agents, employees, guests or invitees, and from and against all costs,

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attorney's fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the premises from any cause other than Landlord's negligence or misconduct, and Tenant hereby waives all claims in respect thereof against Landlord.

         12.2     EXEMPTION OF LANDLORD FROM LIABILITY.

                  Except for the negligence or misconduct of Landlord, Landlord shall not be liable for injury or damage which may be sustained by the person, good, wares, merchandise or property of Tenant, its employees, invitees or customers, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, whether the damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from any other source. Landlord shall not be liable for any damage arising from any act or neglect of any other tenant of the Office and Retail Center.

13.      LIABILITY INSURANCE

         Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease a policy of comprehensive, public liability insurance insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto in a combined single limit of not less than $1,000,000 for bodily injury and/or property damage. The limits of such insurance shall not limit the liability of Tenant hereunder. Tenant may provide this insurance under a blanket policy, provided that said insurance shall have a Landlord's protective liability endorsement attached thereto. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to procure and maintain same, but at the expense of Tenant. Insurance required hereunder shall be in companies rated A+AAA or better in "Best's Insurance Guide". Tenant shall deliver to Landlord, prior to right of entry, copies of policies of liability insurance required herein or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Landlord. No policy shall be cancellable or subject to reduction or coverage. All such policies shall be written as primary policies not contributing with and not in excess of coverage which Landlord may carry.

14.      DAMAGE OR DESTRUCTION

         In the event the Premises are damaged by fire or other perils covered by extended coverage insurance, Landlord agrees forthwith to repair them, and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate reduction of the Base Rent from the date of damage and while such repairs are being made, such proportionate reduction to be based upon the extent to which the damage and making of such repairs shall reasonably interfere with the business carried on by Tenant in the Premises. If the damage is due to the fault or neglect of Tenant, its agents or employees, there shall be no abatement of rent.

         In the event the Premises are damaged as a result of any

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cause other than the perils covered by fire and extended coverage insurance, the
Landlord shall forthwith repair them provided the extent of the destruction is less than ten percent (10%) of the then full replacement cost of the Premises.
In the event the destruction of the Premises is to an extent of ten percent
(10%) or more of the then full replacement cost, Landlord shall have the option either (1) to repair or restore such damage, this Lease continuing in full force and effect but the Base Rent to be proportionately reduced as above stated, or
(2) to give notice to Tenant at any time within sixty (60) days after such damage, terminating this Lease as of the date specified in such notice, which date shall be no more than thirty (30) days after the giving of such notice. In the event of giving such notice, this Lease shall expire and all interest of Tenant in the Premises shall terminate on the date so specified in such notice and the Base Rent, reduced by a proportionate reduction as above stated, shall be to the date of such termination.

         Notwithstanding anything to the contrary contained in this Article, Landlord shall have no obligation to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Article occurs during the last twenty-four (24) months of the term of this Lease or any extension thereof. If fifty percent (50%) or more of the Office and Retail Center is damaged by any cause even though the premises may not be affected, Landlord may give notice to Tenant at any time within sixty (60) days after such damage, terminating this Lease as of the date specified in such notice, which date shall be no more than thirty (30) days after the giving of such notice Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of any leasehold improvements, fixtures, or other personal property of Tenant.

15.      CONDEMNATION

         If twenty-five percent (25%) or more of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, either party hereto shall have the right, at its option, within sixty
(60) days after such taking or appropriation, to terminate this Lease upon thirty (30) days' written notice to the other. If any part of the Premises are so taken (and neither party elects to terminate as herein provided), the Base Rent thereafter to be paid shall be equitably reduced. If any part of the Office and Retail Center other than the Premises is so taken, Landlord shall have the right, at its option, within sixty (60) days of said taking, to terminate this Lease upon written notice to Tenant. In the event of any taking or appropriation whatsoever, landlord shall be entitled to any and all awards and/or settlements which may be given and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. Nothing contained herein, however, shall be deemed to preclude Tenant from obtaining, or to give Landlord any interest in, any award to Tenant for loss or damage to Tenant's trade fixtures and removable personal property or for damage for cessation or interruption of Tenant's business.

16.      ASSIGNMENT AND SUBLEASE

         Tenant shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise encumber all or any part of Tenant's interest in this Lease or in the Premises, and shall not sublet or license all or any part of the Premises, without the prior written consent of Landlord in each instance, and any attempted assignment, transfer, mortgage, encumbrance, subletting or license without such consent shall be wholly void. Without in any way limiting Landlord's right to refuse to give such consent for any other reason or reasons, Landlord reserves the right to refuse to give such consent if in Landlord's sole discretion and

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opinion the quality of merchandising operation is or may be in anyway adversely affected during the term of this Lease or the financial worth of the proposed new tenant is less than that of the Tenant executing this Lease at the time of such execution.

         No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment, subletting or other transfer. Consent to one assignment, subletting or other transfer shall not be deemed to constitute consent to any subsequent assignment, subletting or other transfer. The covenants and conditions herein contained shall apply and bind the heirs, successors, executors, administrators and assigns of Tenant. If the Bank merges with another bank or in any way changes it's banking structure, the successor entity shall have all rights under this Lease & the Landlord may not object to an Assignment under this Lease.

17.      WAIVER OF SUBROGATION

         Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage and other property insurance policies existing for the benefit of the respective parties. Each party shall apply to its insurer to obtain said waivers and shall secure any special endorsements if required by its insurer to comply with this provision.

18.      SUBORDINATION; ATTORNMENT; QUIET ENJOYMENT

         18.1     SUBORDINATION.

                  This Lease shall be subordinate to all ground or underlying leases which now exist or may hereafter be executed affecting the Premises or the land upon which the Premises are situated or both, and to the lien of any mortgages or deeds of trust in any amount or amounts whatsoever now or hereafter placed on or against the land or improvements or either thereof, of which the Premises are a part, or on or against Landlord's interest or estate therein, or on or against any ground or underlying leases. Tenant agrees to execute any further instruments which may be requested or required to evidence such subordination. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of the recording thereof.

         18.2     ATTORNMENT.

                  In the event any proceedings are brought for default under any ground or underlying lease or in the event of foreclosure or the exercise of the power of sale under any mortgage or deed of trust covering the Premises, Tenant shall attorn to the Purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease, provided said Purchaser expressly agrees in writing to be bound by the terms of this Lease.

         18.3     QUIET ENJOYMENT.

                  Upon Tenant paying the rent reserved herein and observing and performing all of the provisions on Tenant's part to be observed and performed hereunder, including compliance with any Covenants, Conditions or Restrictions affecting the Premises or the Office and Retail Center. Tenant shall have quiet possession of the Premises during the entire term of this Lease, subject to all provisions hereof and of any such Covenants, Conditions or Restrictions, and to the terms of any said ground or underlying lease, mortgage or deed of trust.

19.   DEFAULT; REMEDIES

      19.1 DEFAULT. The occurrence of any of the following shall constitute a default and breach of this Lease by Tenant:

            A. Any failure by Tenant to pay the rent or any other monetary sums required to be paid hereunder (where such failure continued for five (5) days after written notice by Landlord to Tenant);

            B. The abandonment or vacating of the Premises by Tenant;

            C. A failure by Tenant to observe or perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within said thirty (30) day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion;

            D. The making by Tenant of any general assignment or general arrangement for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankruptcy or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty
(60) days; the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty
(30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

      19.2 REMEDIES. In the event of any such default or breach by Tenant, Landlord may at any time thereafter, without limiting Landlord in the exercise of any right or remedy at law or in equity which Landlord may have by reason of such default or breach:

            A. Maintain this Lease in full force and effect and recover the rent and other monetary charges as they become due, without terminating Tenant's right to possession, irrespective of whether Tenant shall have abandoned the Premises. In the event Landlord elects not to terminate this Lease, Landlord shall have the right to attempt to re-let the Premises at such rent and upon such conditions and for such a term, and to do all acts necessary to maintain or preserve the Premises, as Landlord deems reasonable and necessary, without being deemed to have elected to terminate this Lease, including removal of all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. In the event any such re-letting occurs, this Lease shall terminate automatically upon the new tenant taking possession of the Premises. Notwithstanding that Landlord fails to elect to terminate this Lease initially, Landlord at any time during the term of this Lease may elect to terminate this Lease by virtue of such previous default of Tenant.

            B. Terminate Tenant's right to possession by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including without limitation the following: (i) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that is proved could have been reasonably avoided, plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that is proved could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform his obligations under this Lease or which in the ordinary course of events would be likely to result therefrom; plus (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable State law. Upon any such re-entry Landlord shall have the right to make any reasonable repairs, alterations or modifications to the Premises which Landlord in its sole discretion deems reasonable and necessary.

            As used in (i) above, the "worth at the time of award" is computed by allowing interest at the rate of eight percent(8%) per annum from the date of default. As used in (ii) and (iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the U.S. Federal Reserve Bank at the time of award plus one percent (1%). The term "rent", as used in this Section 20, shall be deemed to be the rent to be paid pursuant to
Section 3 and all other monetary sums required to be paid by Tenant pursuant to the terms of this Lease.

      19.3 LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting expenses and late charges which may be imposed on Landlord by the terms of any mortgage or deed of trust covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after such amount shall be due, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord would incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

      19.4 DEFAULT BY LANDLORD. Landlord shall not be in default unless Landlord fails to perform obligations required of it within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord. If the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

20.   PARKING AND COMMON AREAS

      Landlord covenants certain common and parking areas shall be at all times available for the non-exclusive use of Tenant during the full term of this Lease, provided that the condemnation or other taking by any public authority, or sale in lieu of condemnation, of any or all of such common and parking areas shall not constitute a violation of this covenant, and Landlord reserves the right to close, if necessary, all or any portion of such common or parking areas to such extent as may in the opinion of Landlord's counsel be legally necessary to prevent a dedication thereof or the accrual of any rights of any person or of the public therein; to close temporarily all or any portion of the common areas to discourage non-customer use; to use portions of the common areas while engaged in making additional improvements or repairs or alterations to the Office and Retail Center; and to do and perform such other acts in, to, and with respect to the common areas as Landlord shall reasonably determine to be appropriate for the Office and Retail Center. Landlord further reserves the right to increase or reduce the common areas and to change the entrances, exits, traffic lanes and the boundaries and locations of such common and parking areas, provided that no such modifications or changes shall commercially reduce the total amount of the common or parking areas available under this Section, and so long as it does not impact the Tenant's business. Tenant shall have a min. of 4 spaces close to it's premises designated for it's customers.

      Landlord shall keep said parking and common areas in a neat, it's premise clean and orderly condition and shall repair any damage to the designated facilities thereof.

      Tenant, for the use and benefit of Tenant, its agents, employees, customers, licensees and sub-tenants, shall have the non-exclusive right in common with Landlord, and other present and future owners and tenants and their agents, employees, customers, licensees and sub-tenants, to use said common and parking areas during the entire term of this Lease.

      Tenant, in the use of said common and parking areas, agrees to comply with such reasonable rules and regulations and charges for parking as Landlord may adopt from time to time for the orderly and proper operation of said common and parking areas. Such rules may include but shall not be limited to the following:
 (1) Restriction of employee parking to a limited, designated area or areas; and
(2) Regulation of the removal, storage and disposal of Tenant's refuse and other rubbish at the sole cost and expense of Tenant.

21.   MERCHANTS ASSOCIATION

      Tenant will become a member of and participate fully and remain in good standing in the Merchants Association (as soon as it has been formed), organized for tenants occupying space in the Office and Retail Center, and Tenant will abide by the regulations of such Association. Each member tenant shall have (1) vote, and Landlord shall also have one (1) vote in the operation of said Association. The objectives of such Association shall be to encourage its members to deal fairly and courteously with their customers, to encourage ethical business practices, and to assist the business of the tenants by sales promotion and centerwide advertising. Tenant agrees to pay the dues established by and to the Merchants Association, provided that in no event shall the dues paid by Tenant in any fiscal year of said Association exceed twenty-five cents (.25) per square foot of the Premises leased to Tenant. Default in payment of dues shall be treated in similar manner to default in rent with like rights of Landlord at its option to the collection thereof on behalf of the Merchants Association.

22.   SIGNS

      22.1 EXTERIOR. Tenant shall not place or suffer to be placed on the exterior of the Premises or upon the roof of any exterior door or wall or on the exterior or interior of any window thereof any sign, awning, canopy, marquee, advertising matter, decoration, lettering, or any other thing of any kind (exclusive of the signs, if any, which may be provided for in the original construction or improvement plans and specifications approved by the Landlord and Tenant hereunder) without the written consent of Landlord first had and obtained. Landlord hereby reserves the exclusive right to the use of the roof and exterior walls of the building of which the Premises are a part, for any purpose whatsoever.

      22.2 INTERIOR. Except as otherwise herein provided, Tenant shall have the right, at its sole cost and expense, to erect and maintain within the interior of the Premises all signs and advertising matter customary or appropriate in the conduct of Tenant's business; provided, however, that Tenant shall upon demand of the Landlord immediately remove any sign, advertisement, decoration, lettering or notice which Tenant has placed or permitted to be placed in, upon or about the Premises and which Landlord reasonably deems objectionable or offensive, and if Tenant fails or refuses so to do Landlord may enter upon the Premises and remove the same at Tenant's cost and expense. In this connection, Tenant acknowledges that the Premises are a part of an integrated Office and Retail Center in which the control of signs, among other things, is governed by the Landlord and Tenant agrees to be bound by such provisions.

      22.3 WINDOWS. Tenant shall at all times maintain its show windows and signs in a neat, clean and orderly condition. If, as to any sign, Tenant shall fail to do so after five (5) days' written notice from Landlord, Landlord may repair, clean or maintain such sign and the cost thereof shall be payable by Tenant to Landlord upon demand as additional rent.

23.   MISCELLANEOUS

      23.1 RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the rules and regulations that Landlord shall from time to time promulgate and/or modify. Landlord shall not be responsible to Tenant for the non-performance of any of said rules and regulations by any other tenants or occupants.

      23.2 ESTOPPEL CERTIFICATE. Tenant shall at any time and from time to time, upon not less than three (3) days prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect), and the date to which the rental and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (c) setting forth the date of commencement of rents and expiration of the term hereof. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.

      23.3 TRANSFER OF LANDLORD'S INTEREST. In the event of a sale or conveyance by Landlord of Landlord's interest in the Premises or the Office and Retail Center, other than a transfer for security purposes only, Landlord shall be relieved of all obligations and liabilities accruing thereafter on the part of Landlord provided that any funds in the hands of Landlord at the time of transfer in which Tenant has an interest shall be delivered to Landlord's successor.

      23.4  CAPTIONS; ATTACHMENTS; DEFINED TERMS.

            A. The captions of the paragraphs of this Lease are for convenience only and shall not be deemed to be relevant in resolving any question of interpretation or construction of any section of this Lease.

            B. Exhibits and addenda attached or affixed hereto are deemed a part of this Lease and are incorporated herein by reference.

            C. If there be more than one Tenant, the obligations hereunder imposed shall be joint and several, as to a Tenant which consists of husband and wife, the obligations shall extend individually to their sole and separate property as well as their jointly held property. The term "Landlord" shall mean only the owner or owners at the time in question of the fee title or a tenant's interest in a ground lease of the Premises or the Office and Retail Center. The obligations contained in this Lease to be performed by Landlord shall be binding on Landlord's successors and assigns only during their respective period of ownership.

      23.5 ENTIRE AGREEMENT. This Lease constitutes the entire agreement between Landlord and Tenant relative to the Premises and supersedes any prior agreements, brochures or representations, whether written or oral. This Lease may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

      23.6 SEVERABILITY. If any provision of this Lease shall be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

      23.7 COSTS OF SUIT. If Landlord shall bring any action for any relief against Tenant, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of rent or possession of the Premises, the Tenant shall pay the Landlord a reasonable sum for attorney's fees which shall be deemed to have accrued on the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.

      23.8 BINDING EFFECT; CHOICE OF LAW. The parties hereto agree that all the provisions hereof to be construed as both covenants and conditions as though the words importing such covenants and conditions were used in each separate paragraph hereof, and all rights and remedies of the parties shall be cumulative and non-exclusive of any other remedy at law or in equity. This Lease shall be governed by the laws of the State of Maryland.

      23.9 WAIVER. No covenant, term or condition or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed, and any waiver or the breach of any covenant, term or condition shall not be deemed to be a waiver of any covenant, term or condition. Acceptance by Landlord of any performance by Tenant after the time the same shall have become due shall not constitute a waiver by Landlord of the breach or default of any covenant, term or condition unless otherwise expressly agreed to by Landlord in writing.

      23.10 SURRENDER OF PREMISES. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall at the option of Landlord terminate all or any existing subleases or may at the option of Landlord operate as an assignment to it of any or all such subleases.

      23.11 HOLDING OVER. If Tenant remains in possession of the

Premises after the expiration of the term hereof with the written consent of Landlord, such occupancy shall be from month to month only, and not a renewal hereof or an extension for any further term and in such case rent and other monetary sums due hereunder shall be payable in the amount of 115% of the existing rentals, and such month to month tenancy shall be subject to every other term, covenant and agreement contained herein including rental adjustments.

      23.12 INABILITY TO PERFORM. If either party hereto shall be delayed or prevented from the performance of any act required hereunder by reason of strike, labor trouble, acts of God or any other cause beyond the reasonable control of such party (financial inability excepted), and such party is otherwise without fault, then performance of such act shall be excused for the period of the delay, provided that the foregoing shall not excuse Tenant from the prompt payment of any rental or other charge required of Tenant hereunder unless otherwise specifically so stated in this Lease.

      23.13 LANDLORD'S LIABILITY. Anything in the Lease to the contrary notwithstanding, covenants, undertakings and agreements herein made on the part of the Landlord are made and intended not as personal covenants, undertakings and agreements or for the purpose of binding Landlord personally or the assets of Landlord, except Landlord's interest in the premises and building, but are made and intended for the purpose binding only the Landlord's interest in the premises and building as the same may from time to time be encumbered. No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against Landlord, or its partners, or their respective heirs, legal representatives, successors, and assigns on account of the Lease or on account of any covenant, undertaking or agreement of Landlord in this Lease contained.

      23.14 INTEREST ON PAST DUE OBLIGATION. Except as expressly herein provided, any amount not paid to Landlord when due shall bear interest at eight percent(8%) per annum from the due date. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

      23.15 NOTICES. All notices or demands of any kind required or desired to be given by Landlord or Tenant hereunder shall be in writing and shall be deemed delivered forty-eight (48) hours after depositing the notice or demand in the United States mail, certified or registered, postage prepaid, addressed to Landlord or Tenant respectively at the addresses set forth after their signatures at the end of this Lease.

      23.16 CORPORATE AUTHORITY. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with the By-Laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

      23.17 RECORDATION. Neither Landlord nor Tenant shall record this Lease. If Landlord so elects, it may record a short form hereof, in which case Tenant agrees to execute and deliver to Landlord a notarized copy of the memorandum of such short form.

      23.18 BROKERS. Tenant warrants that it has had no dealings with any real estate broker or agents in connection with the negotiation of this Lease, excepting only W. F. Chesley Real Estate, Inc., and it knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Tenant is aware that the Landlord is a licensed real estate broker in the State of Maryland and waives any conflict of interest.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the date and year first above written.

      (If Landlord or Tenant is a corporation, the corporate seal must he affixed and the authorized officers must sign on behalf of the corporation. The Lease must be executed by the President or a Vice President and the Secretary or Assistant Secretary unless the By-Laws or a Resolution of the Board of Directors shall otherwise provide, in which event the By-Laws or a certified copy of the Resolution, as the case may be, must be furnished.)

Witness:                                       Landlord:

/s/ [ILLEGIBLE]                                /s/ William F. Chesley
-----------------------                        --------------------------------
                                               Ridgely I, LLC
                                               William F. Chesley, Manager

Witness:                                       Tenant:

/s/ [ILLEGIBLE]                                /s/ James W. Cornelsen
-----------------------                        --------------------------------
                                               Old Line Bank
                                               James W. Cornelsen, President &
                                               Chief Executive Officer

                           ADDENDUM TO LEASE AGREEMENT

                                    ATM LEASE

                                 REFERENCE PAGE

LESSOR:          Ridgely I, LLC

LESSEE:          Old Line Bank

LEASE PREMISES:  1641 Route 3 North, Crofton, Maryland

COMMENCEMENT
DATE:__________________

LEASE EXECUTION
DATE:07/07/04

RENT: Rental is based on a minimum $1,50 surcharge. The rental formula is as follows:

                   0 to 1,000 ATM transactions per month = $0.25/transaction 1,001 to 1,500 ATM transactions per month = $.35/transaction 1,501 and above ATM transactions per month = $.45/transaction

                   Transaction is defined as a withdrawal of funds by a non-account holder so as to generate a fee to the Lessee.

LIST OF EXHIBITS:               Exhibit A - ATM Specifications

The above information and definitions are incorporated into the Lease Agreement attached to this Reference Page and initialed by Lessor. The Lease Agreement will not become effective until Lessee has received the initialed Lease Agreement, unless Lessee waives that requirement in its sole discretion. By signing below, Lessor affirms that it has received the Lease Agreement.

LESSOR:                                  LESSEE:

BY: /s/ William F. Chesley               BY: /s/ James W. Cornelsen
    -------------------------                ----------------------------------
TITLE: Manager                           TITLE: President & CEO

                                 LEASE ADDENDUM

      THIS LEASE ADDENDUM (the "Lease Addendum") is made by and between OLD LINE BANK ("Bank"), Lessee and Ridgely I, LLC, Lessor, who mutually covenant and agree as follows:

      THE REFERENCE PAGE IS INCORPORATED INTO AND MADE A PART OF THIS LEASE ADDENDUM. DEFINED TERMS IN THIS LEASE WILL HAVE THE SAME MEANINGS AS SET FORTH IN THE REFERENCE PAGE.

      1. SCOPE AND EXCLUSIVITY. During the term of this Lease Addendum, Lessor will exclusively furnish to Bank one space (the "Space" as provided on the Reference Page) in a prominent and visible location in the Premises for the installation and operation of an automated teller machine ("ATM") in such Space. Lessor must not install (or permit any other entity under its control to install) on or about the Premises any ATM, point of sale device, point of purchase device, or any similar type of machine, or to offer electronic fund transfer services by any other method at the Premises.

      The location of the ATM is subject to the Lessor and Lessee obtaining approvals from the proper governmental authorities for the location and operation of the ATM and the approval of the condominium regime.

      2. TERM AND BANK'S OPTION TO RENEW. The initial term of this Lease Addendum will coincide with the lease of the 2420 square feet by Lessee. This Lease Addendum will automatically renew for three (3) additional terms of five
(5) years unless the Bank gives notice of its intention to allow the Lease Addendum to expire no less than one hundred eighty (180) days prior to the end of the Initial Term or any renewal term. Thereafter, the Lease Addendum will continue to automatically renew for additional five (5) year terms unless either party gives notice of its intention to allow the Lease Addendum to expire no less than thirty (30) days prior to the end of the current renewal term. The Initial Term, together with any renewal terms, are collectively referred to as the "Term". Upon the expiration or termination of this Lease Addendum, the Bank will have a reasonable amount of time to remove the ATM and all related equipment (including all of its trade fixtures, furnishings, signs and personal property) from the Premises, and to complete any necessary repairs.

      3. POSSESSION. Lessor represents and warrants that Space will be ready for the Bank's occupancy on the date the 2420 square feet are ready for occupancy. If Lessor cannot deliver possession of the Space on the Commencement Date, at the Bank's option, this Lease Addendum will not terminate, but the Commencement Date will be extended for the period of such delay.

      4. INSTALLATION AND OPERATION. The Bank will, without cost to Lessor, operate, and maintain the ATM at the Premises. At its sole expense, Lessor will provide a dedicated power outlet within three (3) feet of the Space, and provide access at the installation site to utilities and telephone cable in the amounts necessary for installation and operation of the Atm. Installation specifications will be submitted by the Bank to Lessor before installation begins. The specifications of the ATM will be consistent with those described in Exhibit "A". Lessor shall do all work to prepare site for installation of the ATM at its expense.

      5. RELOCATION. Any relocation of an ATM during the term will be performed only with the written approval of the Bank and the Lessor. Lessor will bear all expenses associated with a relocation requested by Lessor.

      6. HOURS OF OPERATION. Subject to Lessor's compliance with its obligations under this Lease Addendum, the Bank will use reasonable efforts to ensure that each ATM is operational during normal operating hours of the Premises and to comply with network uptime requirements. The Bank will contract for a standard service contract on the ATM equipment. Service will be provided Monday through Sunday 8 A.M. to 8 P.M. (local time). Lessor agrees to promptly notify the Bank if an ATM is reported as broken or not operating.

      7. SERVICE, MAINTENANCE AND CLEANING OF THE ATM. The Bank will be responsible for all repairs, replacement parts, maintenance, and installation of the ATM. Service personnel will, at all times, be dressed in clean appropriate attire, and will observe all regulations of which they are informed in effect while on Lessor's premises.

      8. COSTS. The Bank will pay all fees and expenses in connection with the servicing and maintaining the ATM, except electricity. The Bank will pay all costs in connection with the installation and operation of the required telephone line(s). Lessor will pay all costs in connection with installation and provision of required electricity. Lessor will allow connection to its alarm system, if the Bank desires.

      9. RENTAL. The Bank will pay to Lessor monthly rent based on the rental structure described in the Reference Page. Rent is based on the monthly transaction volume of approved surcharged cash withdrawals only. (If the Lease Addendum does not begin on the first day of the month, rent will be prorated during the time period beginning on the date of the operation by the Bank of the ATM, and ending on the last day of the month after such date.)

      10. SIGNS. The Bank has the right to display interior and exterior signs identifying the services available at or through the ATM and to Lessor's services. Signs will be in accordance with not less than the signage requirements of the electronic funds transfer network (which requirements may be amended from time to time) and at minimum will be two feet high by four feet wide. The Bank will be solely responsible for obtaining any necessary sign permits or for otherwise complying with other applicable laws or regulations relating to signage. Nothing contained in this paragraph will require Lessor to furnish space for a sign where all available space permitted by local ordinance or laws is being utilized. Lessor will have the right to approve the design, style and appearance of any sign prior to its installation to assure that it will conform to Lessor's standards for the general overall appearance of the Premises, and Lessor agrees not to unreasonably withhold or delay approval. Lessor will cooperate with Lessee in securing permits.

      11. TERMINATION. Either party may, upon thirty (30) days written notice, terminate this Lease Addendum for the other party's material failure to meet its obligations under this Lease Addendum, unless that failure is cured within the foregoing thirty
(30) day period; provided, however, that the Bank may at any time immediately terminate all of any part of the Lease Addendum if Lessor (a) refuses to grant the Bank or its customers access to the ATM, (b) removes ATM signage or relocates the ATM without the Bank's written permission, or (C)) disconnects power or telephone lines to the ATM.

      12. OPTION TO TERMINATE. Lessor grants to the Bank the right and option to terminate this Lease Addendum by giving advance notice to Lessor in the event that other ATMs are located within 600 feet of the Premises, or if the transaction volume does not average 500 transactions per month during any six month period. In such event, the effective date of termination will be thirty
(30) days from the date Lessor receives such notice, or a date mutually agreed upon between the parties; provided, however, that the effective date of termination cannot fall within six (6) months of the Commencement Date.

      13. TITLE, ACCESS AND UTILITIES. Lessor warrants that it has authority to grant the Bank and its invitees undisturbed use of the Premises for the Term, as well as unrestricted access to and from the ATM for purposes of maintenance, servicing, cleaning and inspection. Lessor will provide such unrestricted access throughout the Term. Lessor further agrees to permit the necessary lines for the transmission of electricity and communication services be brought to the ATM.

      14. OPERATION. All operational rights, use and control of the ATM under this Lease Addendum will be exclusively those of the Bank. Lessor and its agents will have only the same limited right of access to the ATM as the Bank grants to the general public.

      15. MAINTENANCE OF THE PREMISES. Lessor will, at its expense, maintain the Premises in good repair, and in a clean condition at all times.

      16. QUIET ENJOYMENT. So long as the Bank is not in default under the terms of this Lease Addendum, the Bank's quiet enjoyment of the Space will not be disturbed or interfered with by the Lessor.

      17. PROPERTY. The ATM and all related equipment, furnishings and signs are, and will remain, the personal property of the Bank.

      18. FEES, LICENSES, TAXES. The Bank will pay all local, state and federal fees, licenses and taxes in connection with installation, servicing, maintenance and operation of the ATM. The Bank will hold Lessor harmless for any of such taxes that Lessor becomes obligated to pay as a result of the Bank's failure to pay such fees, taxes or licenses. Lessor will pay all fees, licenses and taxes (except federal, state or local income taxes of any kin, or any taxes related to Lessor's banking activities) levied or assessed against the Premises, including buildings and improvements thereon, except improvements erected by the bank or for the Bank's benefit. Lessor will hold the Bank harmless for any such fees, licenses and taxes which the Bank becomes obligated to pay because Lessor's failure to pay such fees, licenses and taxes.

      19. INSURANCE. The Bank will assume responsibility for all loss or damage to the ATM unless it is due to the negligent, intentional or reckless acts of the Lessor or its agents. The Bank will secure, pay for and maintain insurance for the ATM, and such insurance will protect Lessor from claims which may arise from operations under this Lease Addendum.

      20. HOLD HARMLESS AGREEMENT. Each party agrees to defend, indemnify, and hold the other party harmless from and against any claims, suits or demands for injuries to or loss of life of any person or damage to properly to the extent caused by the indemnifying party's (or its agent's) acts or omissions or breach of this Lease Addendum. In the event of any severe claims or injury, each party will promptly notify the other.

      21. SERVICE MARKS. Neither party may use the service marks or name of the other party without the prior written consent of the other party.

      22. CONFIDENTIALITY. Lessor and the Bank will each keep confidential and will not reveal to any other party, any of the terms or conditions of this Lease Addendum or any of the other party's Confidential Information without the other party's prior written consent. Confidential Information includes, but is not limited to, a party's customer and supplier lists, products, services, processes and business methods, and, in the case of the Bank, will include information about the Bank's ATM operations, ATM equipment and deployment, transaction volume and similar matters. Confidential Information may only be used to the extent necessary to carry our the terms of this Lease Addendum, and all Confidential Information and any related materials must be returned upon the earlier of a party's request or the termination of this Lease Addendum. The parties understand and agree that a breach of this provision may cause irreparable injury and that, in the event of such breach, the injured party may, in addition to any other remedies it may have, seek injunctive relief to enjoin such acts. The terms of this paragraph will survive the termination or expiration of this Lease Addendum.

      The parties agree that the Lessor may provide income and expense information to its Lenders and appraisers or legal counsel.

      23. COMPLIANCE WITH LAWS. The ATM will be operated in accordance with all laws, rules and regulations. In the event that any court decision, statute, regulation or regulatory action, or any changes in any law, ruling or regulation or interpretation thereof, governing the operation of ATMs would, in the opinion of counsel for the Bank, (a) make the continuation of this Lease Addendum illegal, (b) substantially impact the economic benefit associated with operation of the ATM, or (c) subject the Bank to any penalty, fine or regulatory action, the Bank may terminate this Lease Addendum by provided ten (10) days written notice to Lessor.

      24. DESTRUCTION OR CONDEMNATION. In the event of destruction or damage to any of the Premises, either in whole or in part, which would prevent the use or occupancy of any of the Premises for the intended purpose of this Lease Addendum, the Bank may terminate this Lease Addendum with ten (10) days written notice to Lessor. In the event that any zoning or land use classification arises and becomes effective as would in the reasonable exercise of either party's judgement, prevent the use or occupation of any of the Premises for the intended purpose under this Lease Addendum, then either party may terminate this Lease Addendum by providing ten (10) day's written notice to the other party. In such an event of termination, Lessee shall be responsible for the removal of Lessee's equipment.

      25.   LIQUIDATED DAMAGES.

      (a)   In the event of Lessors' breach of this Lease Addendum pursuant to
Section 11 above, then at the Bank's sole option in lieu of seeking actual damages, Lessor will pay the Bank, as liquidated damages and not as a penalty, fifty percent (50%) of the average monthly surcharge fees which have accrued to the Bank during the six (6) month period (or less if the Lease Addendum has been in effect for a period of less than six (6) months) prior to Lessor's breach in which the ATM was operating and available to cardholders, multiplied by the number of months remaining in the then current term. If the Lease Addendum is canceled prior to the end of one (1) full month, then the average monthly fees for the purpose of the above formula will be calculated by dividing the amounts already accrued to the Bank by the number of days that the ATM was operating and available to cardholders, then multiplying that figure by thirty (30) days. Lessor will also pay any direct expenses incurred by the Bank for de-installation and/or removal of the ATM. The amount of liquidated damages will not exceed $15,000.00 under any circumstance including actual, liquidated or under penalty provisions outlined above.

      c) Lessor agrees that the liquidated damage provisions of this Section 25 are reasonable in light of all present and predictable circumstances, including, but not limited to, the amount of fees expected to be earned by the Bank under this Lease Addendum. Lessor authorizes the Bank to offset any amounts due the Bank under this Section 25 against any rents due Lessor under Section 9 above.

      26. LIMITATION OF LIABILITY. IN NO EVENT WILL THE BANK BE LIABLE FOR ANY INCIDENTAL, INDIRECT, REMOTE, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFITS, OR LOSS OF REVENUE, HOWEVER CAUSED, WHETHER BY THE NEGLIGENCE OF THE BANK OR OTHERWISE. THE BANK'S MAXIMUM LIABILITY UNDER THIS LEASE ADDENDUM FOR ANY UNCURED BREACH IS AN AMOUNT EQUAL TO ONE MONTH'S RENT, AS AVERAGED OVER THE SIX (6) MONTH PERIOD PRIOR TO THE UNCURED BREACH.

      27.   MISCELLANEOUS.

      (a) This Lease Addendum, including the reference page, all schedules and exhibits, constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior understandings or agreements, written or oral, on this subject. This Lease Addendum may only be altered, amended or superseded by a writing agreed to and signed by the parties.

      (b) The language used in this Lease Addendum will be deemed to be the language chosen by the parties to express their mutual intent, and any rule that a contract is to be construed against the drafter will not apply to this Lease Addendum. The section headings of this Lease Addendum are solely for convenience and will not be considered in its interpretation. Whenever possible, each provision of this Lease Addendum will be interpreted in such a manner as to be effective and valued under applicable law. However, in the event that any term or provision of this Lease Addendum is deemed to held to be invalid, illegal or unenforceable, the remaining terms and provisions of this Lease Addendum will nevertheless continue and be deemed to be in full force and effect.

      (c) The relationship of the parties under this Lease Addendum is one of independent contractors, and not one of fiduciaries. Under no circumstances will the relationship between the parties be construed to be that of a joint venture or partners, nor is it intended that the relationship be subject to subchapter K of the Internal Revenue Code. No party will hold itself out as, or be deemed to be, an employee, agent, partner or joint venturer of the other and each party's authority will be limited to the matters expressly set forth in this Lease Addendum.

      (d) All disputes arising out of or relating to this Lease Addendum will be settled by arbitration before a sold arbitrator under the then current Commercial Arbitration Rules and, if necessary, the Rules for Emergency Orders of protection, of the American Arbitration Association. The duty and right to arbitrate will extend to any employee, officer, shareholder, agent or affiliate of the parties. The arbitrator will have no authority to award damages in excess of the limitations and exclusions set forth in this Lease Addendum, or to otherwise grant relief inconsistent with the terms of this Lease Addendum. The decision and award of the arbitrator will be final and binding, and the award so rendered may be entered in any court having appropriate jurisdiction.

      (e) This Lease Addendum will be governed by and construed in accordance with the laws of the State of Maryland applicable to agreements made and to be performed entirely within that State, without regard to that State's conflict of laws provisions. The exclusive venue for any arbitration or legal proceeding arising out of or relating to this Lease Addendum will be in Prince George's or Charles County, Maryland, unless otherwise agreed in writing by the parties. Each party irrevocably waives any objection that it may have at any time to this venue.

      (f) In the event of any arbitration or litigation between the parties arising out of this Lease Addendum, the arbitrator and/or court will award the prevailing party its costs and reasonable expenses and attorneys' fees resulting from such proceedings in addition to any other relief awarded. Interest will accrue on any disputed amounts at a rate equal to the lesser of one and one-half percent (1.5%) per month, or the highest amount allowed by Maryland Law.

      (g) Unless specifically provided for elsewhere in this Lease Addendum, no party will be liable to the other party for any loss, damage, delay or failure of performance that is attributable to acts of God, armed conflicts, war, insurrection, acts of terrorism or acts committed in furtherance of terrorism, riots, earthquakes, hurricanes, floods, unusually severe weather, conditions or events of nature that cannot be predicted, civil disturbances, power failure, strikes, fire, the acts of any governmental authority, or other causes beyond its reasonable control. A party's performance will be excused during the pendency of any such event, but that party will take all steps reasonable, practical and necessary to effect prompt resumption of its obligations under this Lease Addendum in full or in part.

      (h) No failure or delay on the part of either party in exercising any power or right under this Lease Addendum will operate as waiver, nor will any partial exercise of any such power or right preclude any other further exercise thereof. No waiver by either party of any provision of this Lease Addendum, or of any branch or default, will be effective unless in writing and signed by a party against whom such waiver is to be enforced.

      (i) Any notice that a party wishes or is obligated to give under this Lease Addendum must be in writing and delivered to the intended recipient by (I) hand, (ii) United States certified mail, (iii) a nationally recognized overnight courier (such as Federal Express), addressed to each party at the address set forth on the Reference Page. In the case of the Bank, any such notice must be addressed to the attention of the Bank's president and to its General Counsel. Notices will be deemed to have been given or made three (3) Business Days after deposit in the U.S. mail or one (1) business day after delivery to the overnight courier service for next-day delivery. For the purposes of this Lease Addendum, "Business Days" means Monday through Friday, excluding federal holidays.

      (j) Lessor will not assign its rights or obligations under this Lease Addendum without the written consent of the Bank, which will not be unreasonably withheld. Notwithstanding the foregoing, either party has the right to assign this Lease Addendum, or its rights hereunder, in whole or in part, without the other party's consent, as a result of, or pursuant to, a (i) transfer to any entity or person, directly or indirectly, controlling or under common control with such party, and (ii) a merger or consolidation of such party, or a purchase and assumption of such party's assets and liabilities. The terms and conditions of this Lease Addendum will be binding upon and inure to the benefit of the successors and assigns, as such successors and assigns are permitted by this paragraph. The Lessor shall have the right to sell the premises without the consent of the Lessee.

      (k) Each party represents and warrants that it has the full power and authority to enter into this Lease Addendum, and that this Lease Addendum constitutes the legal, valid and binding obligation of that party. Each party further represents and warrants that the execution and delivery of this Lease Addendum and the consummation of the transactions contemplated by this Lease Addendum will not conflict or result in a breach of any of the terms or conditions of any agreement to which it is a party or by which it is bound, or constitute a default under any such agreement. This Lease Addendum may be executed in one or more counterparts, each of which will constitute an original agreement, but will not be enforceable until delivery of the executed counterparts. The parties acknowledge that this Lease Addendum may be executed using electronic or facsimile signatures, and that each signature will be legally binding to the same extent as an original signature. Each party waives any legal requirement that this Lease

Addendum be embodied, stored or reproduced in tangible media, and agrees that an electronic reproduction will be given the same legal force and effect as an original writing.

      THE SIGNATURES OF THE LESSOR AND LESSEE APPEAR ON THE REFERENCE PAGE.

                                   EXHIBIT "A"

                               ATM SPECIFICATIONS

EQUIPMENT:

SPECIFICATIONS: